Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: Feburary 10, 2022

TENCENT MUSIC ENTERTAINMENT GROUP

By:	/s/ Cussion Kar Shun Pang
	Name:	Cussion Kar Shun Pang
	Title:	Authorized Signatory

TENCENT MUSIC ENTERTAINMENT HONG KONG LIMITED

By:	/s/ Cussion Kar Shun Pang
	Name:	Cussion Kar Shun Pang
	Title:	Authorized Signatory